Exhibit 10.3

July 1, 2024

Dear Shareholders,

Today, we announce that Phil Rodoni will be stepping down as CEO of Rubicon, and as a member of the company’s Board of Directors, effective immediately. I would like to thank Phil for his contributions to Rubicon as CEO and previously as CTO.

As part of this leadership transition, the Board has appointed me, Osman Ahmed, as interim CEO. Having served on Rubicon’s Board since its public listing—with the majority of that time as the company’s lead independent director—I am enthusiastic about the value creation opportunity that stands in front of us.

Before I get into where we go from here, let’s recap where we’ve been.

From our first quarter as a public company in Q3 of 2022, to our latest reported quarter in Q1 of this year, Rubicon has made tremendous strides in multiple areas of the business:

●	Grew Adjusted Gross Profit (AGP) by ~21%.

●	Increased Adjusted EBITDA by ~48%.

●	Improved operating cash burn by ~64% (adjusted for de-SPAC transaction expenses).

●	Signed significant multi-year commercial agreements with marquee customers including Whole Foods Market, Neiman Marcus, Vail Properties, Atlantis Management Group, True Food Kitchen, GoldOller Real Estate Investments, and Acuity Brands.

●	Signed significant multi-year commercial extension agreements with Walmart, Sweetgreen, Goodyear Tires, Americold, and Gap, Inc. including all of Gap’s lifestyle brands (Old Navy, Gap, Banana Republic, and Athleta) and Gap Outlet and Banana Republic Factory locations.

●	Continued to support our network of more than 8,000 vendor and hauler partners across 13 million unique service locations in all 50 states and in 20 countries.

●	Completed a $94.2 million strategic transaction with Rodina Capital, which included the sale of our fleet technology business and a $20 million preferred capital raise.

●	Diverted more than 800 thousand tons of waste from landfill equating to approximately 1.6 million MTCO2e emissions avoided in the first half of 2023.

Unfortunately, Rubicon’s share price has not been reflective of the significant operational progress enabled by these initiatives, nor what I believe to be the near-term potential of our business. But, as we have shown over the past 18 months, our team is ever resilient and will continue to execute and grow profitably. In other words, Rubicon is here to stay, and we are energized for the future of our company.

 Rubicon Technologies, Inc. | rubicon.com

Looking forward, Rubicon’s management team is conducting an active review of opportunities within the company to operate more efficiently and to redirect resources towards programs that drive near-term impact for our waste brokerage customers and our invaluable hauler partners. Rubicon is doubling down on being a partner-centric company, and we look forward to sharing more details on this in the coming months.

Our recent transaction with Rodina Capital sets our partner-centric stage. By selling the company’s fleet SaaS business, Rubicon management has been able to focus on our core competency—being the premier technology-based waste brokerage platform that reliably serves the sustainability needs of our waste generator customers and fuels high margin growth for our haulers. The debt paydown and cash infusion from the Rodina transaction allows us to move forward with operational flexibility and a nimble balance sheet.

Our commercial team, led by Chief Commercial Officer Tom Owston, has been hard at work with our partners in 2024. With a portfolio of commercial waste generators from small to medium-sized businesses to Fortune 500 companies, Tom and his team are among the best in the industry.

“I’m very excited to work with Osman—we share the same conviction that Rubicon’s competitive advantage is our ability to provide hands-on account management to both our hauler partners and our customers,” said Tom Owston, Chief Commercial Officer at Rubicon. “We are leaning heavily into this from an operational standpoint, and we are keeping our partners at the heart of everything we do.”

In closing, I’d like to recognize Rubicon’s key stakeholders: our dedicated employees who remain focused on our mission to end waste, our board members who have been a source of valuable guidance, and importantly, our investors whose conviction in Rubicon has enabled our market leadership. I look forward to engaging with all of you in the coming weeks.

Onward!

Osman H. Ahmed
Interim CEO and Board Director

Non-GAAP Financial Measures

This shareholder letter contains “non-GAAP financial measures,” including Adjusted Gross Profit and Adjusted EBITDA, which are supplemental financial measures that are not calculated or presented in accordance with generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in our financial statements. The non-GAAP financial measures in this shareholder letter may differ from similarly titled measures used by other companies. Definitions of these non-GAAP financial measures, including explanations of the ways in which Rubicon’s management uses these non-GAAP measures to evaluate its business, the substantive reasons why Rubicon’s management believes that these non-GAAP measures provide useful information to investors and limitations associated with the use of these non-GAAP measures, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included under “Key Metrics and Non-GAAP Financial Measures” in the Quarterly Reports filed on Form 10-Q filed on May 20, 2024 and November 21, 2022.

Rubicon Technologies, Inc. | rubicon.com

Forward-Looking Statements

This shareholder letter includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this shareholder letter, are forward-looking statements. When used in this shareholder letter, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the business combination; 2) changes in applicable laws or regulations; 3) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors; 4) Rubicon’s execution of anticipated operational efficiency initiatives, cost reduction measures and financing arrangements; and 5) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (filed March 28, 2024 with the Securities and Exchange Commission (the “SEC”)), Registration Statement on Form S-3, as amended, filed with the SEC, and other documents Rubicon has filed with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this shareholder letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Rubicon Technologies, Inc. | rubicon.com

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